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                                                                 EXHIBIT 10.1(4)

                Patriot American Hospitality Partnership, L.P.

                              Fourth Amendment to
                          First Amended and Restated
                       Agreement of Limited Partnership


      This Fourth Amendment is made as of May 15, 1996 by PAH GP, Inc., a Virginia corporation, as general partner (the "General Partner") of Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Partnership"), and as attorney-in-fact for each of the limited partners of the Partnership (collectively, the "Limited Partners") for the purpose of amending the First Amended and Restated Agreement of Limited Partnership of the Partnership dated October 2, 1995, as amended (the "Partnership Agreement"). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

      WHEREAS, the General Partner desires to create a class of Preferred Limited Partner Units of the Partnership;

      WHEREAS, the General Partner has determined that such amendment is not adverse to the Limited Partners;

      WHEREAS, the Persons listed on Exhibit A attached hereto (the
                                     ---------
"Contributors") have made the Capital Contributions to the Partnership enumerated on such Exhibit; and

      WHEREAS, the General Partner desires to accept such Capital Contributions and to admit the Contributors to the Partnership as Additional Limited Partners.

      NOW, THEREFORE, the General Partner undertakes to implement the following amendments to the Partnership Agreement pursuant to the authority granted to the General Partner under Section 4.02(a) of the Partnership Agreement:


Section 1.  Amendment to text of Partnership Agreement.
            ------------------------------------------

Article I, Defined Terms is amended to add the following definitions of "Preferred Unit" and "Preferred Unitholder" and to replace the current definitions of "Partnership Unit" and "Percentage Interest" with the definitions of those terms described below. All other terms defined in Article I shall remain in full force and effect.

      "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder (and includes any Preferred Units). The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended from time to time.
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      "Percentage Interest" means the percentage ownership interest in the
Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner (including any outstanding Preferred Units) by the total number of Partnership Units outstanding (including any outstanding Preferred Units). The Percentage Interest of each Partner shall be as set forth on Exhibit
                                                                         -------
A, as may be amended from time to time. For purposes of applying Section
- -
5.02(a), a Partner's Percentage Interest shall be calculated with the modifications provided in section 5.02(a)(2).

      "Preferred Unit" means a limited partnership interest represented by fractional, undivided share of the Partnership Interests of all Partners issued hereunder which has the rights, preferences and other privileges designated herein. The allocation of Preferred Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time.
   ---------

      "Preferred Unitholder" means a limited partner that holds Preferred Units.


Article IV shall be amended to add paragraph (d) to section 4.02, as follows:

      4.02 Additional Capital Contributions and Issuances of Additional
           ------------------------------------------------------------
Partnership Interests.
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      (d)   Exchange of Preferred Units.
            ---------------------------

            (i) In the event the General Partner or the Company acquires Preferred Units from the Preferred Unitholders (in exchange for cash or REIT Shares), the Partnership shall, as soon as practicable thereafter, exchange each Preferred Unit held by the General Partner or the Company for such number of Partnership Units which are not designated as Preferred Units, as determined by the Conversion Factor then in effect.

            (ii) In the event the Company qualifies under the Department of Labor regulations as a "real estate operating company" or a "venture capital operating company" and has the authority to issue preferred capital stock having the same designations, preferences and other rights as the Preferred Units, all such that the economic interests of the preferred stock are substantially similar to those of the Preferred Units, in the sole and absolute discretion of the Company, each Preferred Unit will be immediately converted into one share of preferred stock having the same designating preferences and other rights as the Preferred Units. Notwithstanding the foregoing, as a condition to such conversion the Company shall deliver to each Preferred Unitholder who so requests a legal opinion, in form and substance reasonably satisfactory to the Preferred Unitholder, as to the Company's qualification as a "real estate operating company" or a "venture capital operating company."


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Article V is amended as follows:

      Section 5.02(a) of the current Agreement is deleted and replaced with the following:

      5.02  Operating Distributions.
            -----------------------

      (a) Except as otherwise provided in Section 5.06, cash available for distribution by the Partnership shall be distributed as follows:

            (1) First, if there are any Preferred Units outstanding on any record date for payment of a dividend on the REIT Shares, the General Partner shall distribute to the Preferred Unitholder(s) of record on such date (concurrently with the payment of such REIT Share dividend) an amount with respect to each such Preferred Unit equal to the Preferred Distribution Amount.

            (2) Second, the General Partner shall distribute any remaining cash available for distribution on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date for such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date. For purposes of this Section 5.02(a)(2), Percentage Interests shall not include any Preferred Units.

      A new Section 5.08 is added to the end of Article V of the Agreement as follows:

      5.08  Additional Distributions Provisions and Definitions Relating to
            ---------------------------------------------------------------
            Preferred Units.
            ---------------

            Notwithstanding any other provision to the contrary in this Agreement, as long as there remain any Preferred Units outstanding, the following additional distribution provisions and definitions shall apply.

      (a) "Preferred Distribution Amount" shall mean, for any quarter or other period with respect to which a REIT Share dividend is paid and a distribution is required to be made pursuant to Section 5.02(a)(1), an amount equal to the sum of the following: (i) such amount that if it were the sole amount distributed on a Preferred Unit pursuant to
            Section 5.02(a)(1) for such quarter or other period would provide the Preferred Unitholder with a distribution on such Preferred Unit equal to 103% of the corresponding REIT Share dividend to be paid for such quarter or other period plus (ii) the UBTI Adjuster, if any, required to be paid during such quarter or other period pursuant to Section 5.08(b).

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            Notwithstanding the foregoing, the aggregate Preferred Distribution
            Amount with respect to any Preferred Unitholder shall not exceed the Preferred Unitholder's Capital Account balance (after reducing such balance to reflect the items described in Regulations section 1.704-1(b)(ii)(2)(d)(4), (5) and (6) and after increasing such Capital Account balance to reflect such Preferred Unitholder's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain), determined as of the date of the relevant distribution.

      (b) "UBTI Adjuster." If, for any fiscal year of the Partnership, the amount of a Preferred Unitholder's distributive share of UBTI exceeds 20% of the aggregate amount of income and gain allocated to such Preferred Unitholder for the fiscal year, (any such excess referred to as the "Excess UBTI" for such fiscal year) the Preferred Unitholder shall be entitled to an additional distribution from the Partnership (each such distribution a "UBTI Adjuster") on account of such Excess UBTI equal to the product of (i) the Excess UBTI multiplied by (ii) the Applicable Rate; provided, however, that in the case of any fiscal year beginning on or after January 1, 1999, a Preferred Unitholder shall be entitled to receive a UBTI Adjuster only for the Excess UBTI that arises in the first fiscal year beginning after January 1, 1999 for which the Preferred Unitholder has Excess UBTI, and such Preferred Unitholder shall not be entitled to a UBTI Adjuster for Excess UBTI in any other fiscal year beginning on or after January 1, 1999. The "Applicable Rate" means the marginal federal income tax rate applicable to UBTI of the Preferred Unitholder for the fiscal year during which the corresponding Excess UBTI arises with respect to such Excess UBTI, assuming for this purpose that the Preferred Unitholder has no UBTI from any source other than the Partnership and taking into account the character of such income. "UBTI" for a fiscal year means "unrelated business taxable income" within the meaning of section 512(a)(1) of the Code, as determined in accordance with the "Schedule K-1" of the Preferred Unitholder for such fiscal year; provided, however, that for purposes of determining Excess UBTI and the amount of any UBTI Adjuster, it shall be assumed (notwithstanding any determination to the contrary or the fact that a greater amount of UBTI may appear on the Schedule K-1) that the Partnership and its subsidiary partnerships as of the date hereof meet the requirements of section 514(c)(9)(B)(vi)(III) of the Code, unless the failure to satisfy such requirements results from amendments made to the partnership agreement of the Partnership or any such subsidiary partnership without the consent of the Preferred Unitholders subsequent to the issuance of the Preferred Units. Any UBTI Adjuster required to be paid as a result of Excess UBTI for a fiscal year shall be distributed concurrently with the Partnership distribution immediately following the Preferred Unitholder's receipt of the Schedule K-1 for the fiscal year in which the Excess UBTI arises and shall be included in the computation of the Preferred Distribution Amount for the quarter or other distribution period for which such distribution is made.


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Article VI shall be amended by replacing section 6.10 with the following:

      6.10 Miscellaneous. In the event the Company redeems any REIT Shares or
           -------------
securities convertible into or redeemable or exchangeable for REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner and PAH LP a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the Company redeemed such securities. Moreover, if the Company makes a cash tender offer or other offer to acquire REIT Shares or securities convertible into or redeemable or exchangeable for REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner and PAH LP to acquire an equal number of Partnership Units held by the General Partner and PAH LP. In the event any REIT Shares or securities convertible into or redeemable or exchangeable for REIT Shares are redeemed by the Company pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner's and PAH LP's Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.


Article VIII is amended to include section 8.05(g), as follows:

      8.05  Redemption Right.
            ----------------

            (g) Notwithstanding any other provision of this Agreement, the holders of Preferred Units shall not have the Redemption Right specified in section 8.05.


Article IX is amended by replacing section 9.02(a) with the following:

            (a) Subject to the provisions of 9.02(b), (c) and (d), a Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") with or without the consent of the General Partner; provided however that upon
                                                    --------
Transfer of any Preferred Units, the holder thereof shall not be entitled to the additional UBTI Adjuster distribution as set forth in Section 5.08(b). Any assignee or transferee of a Limited Partnership Interest pursuant to this
Section 9.02(a) may only become a substitute Limited Partner pursuant to Section
9.03 hereof. The General Partner may require as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.


Article XI shall be amended to add paragraph (e) and section 11.02 as follows:

      (e) Notwithstanding anything to the contrary contained herein, in the event that (i) the Company or any of its corporate subsidiaries engages in any merger, consolidation or

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other combination with or into another Person in which securities of the Company are being issued, acquired, converted or exchanged, (ii) the Company engages in the sale of all or substantially all of its assets, or (iii) the Company engages in a reclassification, recapitalization or change in the outstanding shares of its stock (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination as described in the definition of Conversion Factor) which results in the holders of REIT Shares receiving cash, securities or other property (any of the events listed in clauses (i), (ii) or (iii) hereinafter referred to as a "Transaction"), the General Partner (or its successor or transferee) may amend the provisions of this Agreement (including, without limitation, the definition of Conversion Factor) in any respect in connection with such Transaction (regardless of whether the amendment alters or changes the distributions to a Limited Partner or a Limited Partner's Redemption Rights) without obtaining the consent of any Limited Partner; provided that either (i) in connection with the Transaction, the Limited Partners are offered the opportunity to receive for each Partnership Unit held by them an amount of cash, securities, or other property equal to the product of the Conversion
Factor and the amount of cash, securities or other property, if any, paid to a holder of one REIT Share as a result of the Transaction, or (ii) the Company or its corporate subsidiary is the acquiror in such Transaction and the holders of the REIT Shares of the Company are not receiving cash, securities, or other property in such Transaction.

      Section 11.02 shall be added as follows:

      11.02 Voting Rights of Preferred Unitholders.
            --------------------------------------

            The holders of record of Preferred Units shall not be entitled to vote on any matter on which Limited Partners are entitled to vote, or on any other matters, provided that the holders of Preferred Units shall have the right to vote as a separate class of Partnership Units on the following, each of which shall require the consent of holders of record of Preferred Units representing more than 50% of Preferred Units:

            a) Any amendment that would adversely affect the rights of the Preferred Unitholders to receive the distributions payable to them hereunder;

            b) Any amendment that would alter the Partnership's allocations or Profit and Loss to the Preferred Unitholders; or

            c) Any amendment that would impose on the Preferred Unitholders any obligation to make additional Capital Contributions to the Partnership.

Section 2.  Admission of Additional Limited Partners.
            ----------------------------------------

      (a) Each of the Contributors has made the Capital Contributions set forth on Schedule A and has executed the Limited Partner Signature Page attached
   ----------
hereto. The General Partner hereby accepts such Capital Contributions. In consideration of these Capital

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Contributions and pursuant to Section 4.02(a)(i) of the Partnership Agreement, the General Partner hereby admits each Contributor as an Additional Limited Partner of the Partnership.

      (b) The admission of each Contributor as an Additional Limited Partner shall become effective as of the date of this Fourth Amendment, which will also be the date upon which the names of such Contributors are recorded on the books and records of the Partnership.

      Section 3. Issuance of Partnership Units. Pursuant to Section 4.02(a)(i)
                 -----------------------------
of the Partnership Agreement, the General Partner hereby issues to each of the Contributors a certificate in substantially the form attached hereto as Exhibit
                                                                        -------
B representing the number of Preferred Units set forth next to such
- -
Contributor's name on Exhibit A.
                      ---------

      Section 4. Amendment to Partnership Agreement. Pursuant to Article XI of
                 ----------------------------------
the Partnership Agreement, the General Partner hereby amends the Partnership Agreement by deleting Exhibit A in its entirety and replacing it with Exhibit A
                      ---------                                       ---------
attached hereto.


                                 [End of Page]

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      IN WITNESS WHEREOF, the General Partner has executed this Fourth Amendment as of the date first written above.

                                 GENERAL PARTNER

                                 PAH GP, INC.


                                 --------------------------------------
                                 By: Thomas W. Lattin



                                 LIMITED PARTNERS

                                 By: PAH GP, Inc. as attorney-in-fact
                                     for each of the Limited Partners


                                 --------------------------------------
                                 By: Thomas W. Lattin





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